UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 30, 2008
S1 Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-24931	58-2395199
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

705 Westech Drive, Norcross, Georgia	30092
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (404) 923-3500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Rule 425, Rule 14a-12 and Instruction 2 to Rule 14d-2(b)(2)

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     (c)     On July 30, 2008, Steve Dexter, S1 Corporation’s (“S1”) Vice President and Corporate Controller, was appointed Principal Accounting Officer. Mr. Dexter, 40, has been S1’s Corporate Controller since February 2006. Before he joined S1 in August, 2005, Mr. Dexter served as Controller for American Tire Distributors from January 2004 to July 2005, interim Controller for Unitrends Software Company from March 2003 to September 2003, and Director of Accounting and Director of Financial Reporting for Safety-Kleen Corporation from January 2001 to February 2003. Mr. Dexter also held various financial positions with Computer Sciences Corporation (formerly Mynd Corporation) from July 1994 to December 2000 and worked for two of the big four accounting firms. Mr. Dexter graduated from Clemson University and is a certified public accountant.
     There are no arrangements between Mr. Dexter and any other person pursuant to which Mr. Dexter was selected as S1’s Principal Accounting Officer. There are no family relationships between Mr. Dexter and any director or other executive officer, nor are there any transactions to which S1 was or is a participant and in which Mr. Dexter has a material interest subject to disclosure under Item 404(a) of Regulation S-K. Mr. Dexter and S1 did not enter into any material plan, contract or arrangement in connection with his appointment to the role of Principal Accounting Officer, nor did Mr. Dexter receive any grant or award of restricted stock or stock options in connection with this appointment.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S1 CORPORATION (Registrant)
/s/ Gregory D. Orenstein
Gregory D. Orenstein
SVP, Chief Legal Officer and Secretary

Date: August 5, 2008